Exhibit 32.1

CERTIFICATIONS PURSUANT TO

18 U.S.C. §1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Eberhard Schoneburg, do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge, the Annual Report of Artificial Life, Inc. on Form 10-KSB for the twelve month period ended December 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-KSB fairly presents in all material respects the financial condition and results of operations of Artificial Life, Inc.

/s/ Eberhard Schoneburg
Date: April 2, 2007	Eberhard Schoneburg
Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer )